Exhibit 1.2
DISCOVER CARD MASTER TRUST I
CREDIT CARD PASS-THROUGH CERTIFICATES
TERMS AGREEMENT
Dated: July 21, 2006
To: Discover Bank, as Seller under the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended.
Re: Underwriting Agreement dated July 21, 2006
Title of Securities:
Subseries 1:
Discover Card Master Trust I, Series 2006-2 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates;
Discover Card Master Trust I, Series 2006-2 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates;
Subseries 2:
Discover Card Master Trust I, Series 2006-2 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates; and
Discover Card Master Trust I, Series 2006-2 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates.
Subseries 3:
Discover Card Master Trust I, Series 2006-2 Floating Rate Class A, Subseries 3 Credit Card Pass-Through Certificates; and
Discover Card Master Trust I, Series 2006-2 Floating Rate Class B, Subseries 3 Credit Card Pass-Through Certificates.
Initial Principal Amount of Certificates: $1,600,001,000
Series and Class Designation Schedule:

Subseries 1:
Discover Card Master Trust I, Series 2006-2 $600,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates;
Discover Card Master Trust I, Series 2006-2 $31,579,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates;
Subseries 2:
Discover Card Master Trust I, Series 2006-2 $600,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates; and
Discover Card Master Trust I, Series 2006-2 $31,579,000 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates
Subseries 3:
Discover Card Master Trust I, Series 2006-2 $320,000,000 Floating Rate Class A, Subseries 3 Credit Card Pass-Through Certificates; and
Discover Card Master Trust I, Series 2006-2 $16,843,000 Floating Rate Class B, Subseries 3 Credit Card Pass-Through Certificates
Series Cut-Off Date: July 1, 2006

	Moody's Investors	Standard & Poor's
Expected Certificate Rating:	Service, Inc.	Ratings Services

Class A, Subseries 1 Class B, Subseries 1	Aaa A2	AAA A

Class A, Subseries 2 Class B, Subseries 2	Aaa A2	AAA A

Class A, Subseries 3 Class B, Subseries 3	Aaa A2	AAA A
Aggregate outstanding balance of Receivables in the Discover Card Master Trust I as of June 30, 2006: $31,059,971,042.70
Expected Date of Series Supplement: July 27, 2006.
Certificate Rate:
Class A, Subseries 1: One-month LIBOR per annum;
Class B, Subseries 1: One-month LIBOR plus 0.12% per annum;

Class A, Subseries 2: One-month LIBOR plus 0.03% per annum;
Class B, Subseries 2: One-month LIBOR plus 0.16% per annum;
Class A, Subseries 3: One-month LIBOR plus 0.08% per annum; and
Class B, Subseries 3: One-month LIBOR plus 0.26% per annum.
Time of Sale:
2:00 p.m. New York City time on July 21, 2006.
Time of Sale Information:
(1) Series Term Sheet dated July 20, 2006 relating to the Discover Card Master Trust I, Series 2006-2, attached as Annex 1 hereto, which incorporates by reference (a) the form of Series Terms Sheet supplement for Series 2006-2, filed as a free writing prospectus, dated July 20, 2006, (b) the static pool information regarding the historical performance of the Receivables for the accounts contained on the internet website http://www.discoverfinancial.com/absdata and (c) the other reports and documents incorporated by reference to the Series Term Sheet and (2) the Pricing Information Schedule.
If, subsequent to the Time of Sale, it is determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Certificates, then “Time of Sale Information” will also include any information that corrects such material misstatements or omissions, together with any other information, to the extent it is made available to purchasers at the time of entry into the last such new purchase contract such that “Time of Sale Information” no longer includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (“Corrective Information”).
Underwriter Information
“Underwriter Information” shall mean the written information furnished to Discover Bank by the Underwriters for use in the Prospectus and set forth in the “blood letter” from the Underwriters to Discover Bank dated the Time of Delivery.
Pricing Information Schedule:
Bloomberg L.P. E-mail setting forth the aggregate principal amount of the Certificates to be sold and the final pricing terms for each series of the Discover Card Master Trust I,

Series 2006-2 and attached as Annex 2 hereto. The Underwriters shall have delivered the information set forth on the Pricing Information Schedule to potential investors in the Securities prior to entering into a purchase contract with the investor for the purchase of such Securities.
Terms of Sale:
The purchase price for the Certificates to the Underwriters will be
99.825% of the aggregate principal amount of the Class A, Subseries 1 Certificates;
99.800% of the aggregate principal amount of the Class B, Subseries 1 Certificates;
99.775% of the aggregate principal amount of the Class A, Subseries 2 Certificates;
99.750% of the aggregate principal amount of the Class B, Subseries 2 Certificates;
99.700% of the aggregate principal amount of the Class A, Subseries 3 Certificates; and
99.675% of the aggregate principal amount of the Class B, Subseries 3 Certificates.
The Underwriters will offer the Certificates to the public at a price equal to
100% of the aggregate principal amount of the Class A, Subseries 1 Certificates;
100% of the aggregate principal amount of the Class B, Subseries 1 Certificates;
100% of the aggregate principal amount of the Class A, Subseries 2 Certificates;
100% of the aggregate principal amount of the Class B, Subseries 2 Certificates;
100% of the aggregate principal amount of the Class A, Subseries 3 Certificates; and
100% of the aggregate principal amount of the Class B, Subseries 3 Certificates.
Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on July 27, 2006, or at such other time as may be agreed upon in writing.

     Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2006-2 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

Very truly yours, MORGAN STANLEY & CO. INCORPORATED As Representative of the Underwriters named in Schedule I hereto
By:	/s/ Jack Kattan
Managing Director

Accepted:
DISCOVER BANK

By:	/s/ Michael F. Rickert
V.P., Chief Accounting Officer & Treasurer

SCHEDULE I
UNDERWRITERS
$600,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates, Series 2006-2

Principal Amount

Morgan Stanley & Co. Incorporated	$450,000,000
Deutsche Bank Securities Inc.	$54,000,000
RBC Capital Markets Corporation	$30,000,000
Wachovia Capital Markets LLC	$30,000,000
ABN AMRO Incorporated	$18,000,000
Scotia Capital (USA) Inc.	$18,000,000
$31,579,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates, Series 2006-2

Principal Amount

Morgan Stanley & Co. Incorporated	$23,684,250
Deutsche Bank Securities Inc.	$2,842,110
RBC Capital Markets Corporation	$1,578,950
Wachovia Capital Markets LLC	$1,578,950
ABN AMRO Incorporated	$947,370
Scotia Capital (USA) Inc.	$947,370
$600,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates, Series 2006-2

Principal Amount

Morgan Stanley & Co. Incorporated	$450,000,000
Deutsche Bank Securities Inc.	$54,000,000
RBC Capital Markets Corporation	$30,000,000
Wachovia Capital Markets LLC	$30,000,000
ABN AMRO Incorporated	$18,000,000
Scotia Capital (USA) Inc.	$18,000,000

$31,579,000 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates, Series 2006-2

Principal Amount

Morgan Stanley & Co. Incorporated	$23,684,250
Deutsche Bank Securities Inc.	$2,842,110
RBC Capital Markets Corporation	$1,578,950
Wachovia Capital Markets LLC	$1,578,950
ABN AMRO Incorporated	$947,370
Scotia Capital (USA) Inc.	$947,370
$320,000,000 Floating Rate Class A, Subseries 3 Credit Card Pass-Through Certificates, Series 2006-2

Principal Amount

Morgan Stanley & Co. Incorporated	$240,000,000
Deutsche Bank Securities Inc.	$28,800,000
RBC Capital Markets Corporation	$16,000,000
Wachovia Capital Markets LLC	$16,000,000
ABN AMRO Incorporated	$9,600,000
Scotia Capital (USA) Inc.	$9,600,000
$16,843,000 Floating Rate Class B, Subseries 3 Credit Card Pass-Through Certificates, Series 2006-2

Principal Amount

Morgan Stanley & Co. Incorporated	$12,632,250
Deutsche Bank Securities Inc.	$1,515,870
RBC Capital Markets Corporation	$842,150
Wachovia Capital Markets LLC	$842,150
ABN AMRO Incorporated	$505,290
Scotia Capital (USA) Inc.	$505,290

ANNEX 1
SERIES TERM SHEET

(filed as a Free Writing Prospectus pursuant to
Rule 433 on July 20, 2006)

ANNEX 2
7/21    DCMT 06-2    $1.6bln     via MS.    Co“s:    DB, RBC, ABN, Scotia Setts: 7/27

Class	Size $ (MM)	WAL	ExpFnl	LglFnl	M/S&P/FCH	BNCH	Gdnce	Spread

A1	600.00	2.97	7/09	1/12	Aaa/AAA/AAA	1mL	Oa	+ 0

B1	31.579	3.06	8/09	1/12	A2/A/A+	1mL	11-12	+12

A2	600.00	4.97	7/11	1/14	Aaa/AAA/AAA	1mL	4a	+ 3

B2	31.579	5.05	8/11	1/14	A2/A/A+	1mL	16a	+16

A3	320.000	6.97	7/13	1/16	Aaa/AAA/AAA	1mL	8a	+ 8

B3	16.843	7.05	8/13	1/16	A2/A/A+	1mL	21a	+26